EXHIBIT 99.1

                     AGREEMENT REGARDING JOINT FILING UNDER
                     UNDER RULE 13D-1(K) OF THE EXCHANGE ACT


In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees to the filing on behalf of each of a Statement on Schedule 13G, and all amendments thereto, with respect to the shares of Common Stock of Medicure Inc.


Date:  February 14, 2005



                                          Leeward Offshore Bull & Bear Fund



                                          By:
                                               ------------------------------
                                                 Name:
                                                 Title:     Director


                                          Leeward Hedge Funds Inc.



                                          By: /s/ Brendan Kyne
                                              -------------------------------
                                              Name:   Brendan Kyne
                                              Title:  Chief Executive Officer